EXHIBIT 10(i)(f)
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                                    AMENDMENT

                                       TO

                        BUSINESS OPPORTUNITIES AGREEMENT

     This Amendment is made as of December 25, 1996 by PEC Israel Economic Corporation ("PEC") and DIC Finance and Management Ltd. ("DIC-FM")

     PEC and DIC-FM are parties to a Business Opportunities Agreement dated as of November 30, 1993 among them and others (the "Agreement"), and they hereby agree to amend the Agreement as follows:

l. The meaning of the term "equity invested" set forth in Section 1 of the Agreement shall be replaced by the following definition:

               "equity invested" with respect to any entity - -
      (i) the amount paid pursuant to an Investment Transaction for shares of such entity or Investment Rights relating thereto (including the amount paid for such shares upon the exercise of such Investment Rights), and
      (ii) the amount paid in cash as a loan to, or for a debt instrument of, such entity, provided that either (a) such loan or debt security is convertible into shares of such entity or Investment Rights relating thereto, or (b) such entity is an Enterprise when such amount is paid, and such loan or debt security is repayable, in whole or in part, over a period (including any extension thereof) exceeding three years in the aggregate.

2. The following terms and their respective meanings shall be added to Section 1 of the Agreement:

                "Investment Rights" with respect to any entity - -
     (i) options, warrants and other rights to purchase shares of such entity, and
     (ii) securities (other than shares) that are convertible into or otherwise exchangeable for shares of such entity.

                "Investment Transaction" - -
     (i) any type of a negotiated transaction whereby shares of any entity or Investment Rights relating thereto are purchased or otherwise received, and
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     (ii) any transaction occurring with respect to any entity that is not an
          Enterprise immediately prior thereto, and any additional transaction occurring with respect to such entity within the first sixty days thereafter, which is either (a) a purchase of shares of such entity or Investment Rights relating thereto in a public offering thereof, or
          (b) an open market purchase of shares of such entity or Investment Rights relating thereto that are traded on a stock exchange or other stock market; provided, however, that such purchase is made for investment purposes.

     The foregoing amendments shall apply to any equity invested by PEC or DIC at any time after January l, 1996. Inasmuch as the fee resulting therefrom has not been paid prior to the date hereof it shall be paid by December 31, 1996.

4. Except as set forth herein, the provisions of the Agreement shall not be amended and shall remain in full force and effect.

     This Amendment constitutes an integral part of the Agreement.

     IN WITNESS WHEREOF, the parties hereto have signed this Amendment as of the date first above written:


                                    s/ DOV TADMOR    s/ S. COHEN
                                    --------------------------------
PEC Israel Economic Corporation     DIC Finance and Management Ltd.

By:  s/FRANK J. KLEIN
   -------------------------------
      Frank J. Klein, President